Exhibit 99.1

News

400 Somerset Street, New Brunswick, NJ 08901

732.342.7600

Magyar Bank Announces New Chief Lending Officer

New Brunswick, NJ—July 8, 2019—Magyar Bank announced today that Peter M. Brown, Manasquan, NJ, has been named as Chief Lending Officer. Mr. Brown has over thirty years’ experience in the Banking Industry, and has been with Magyar Bank for six years as Vice President, Commercial Lending Officer. Prior to joining Magyar Bank, Mr. Brown served as President/CEO of Manasquan Savings Bank. Mr. Brown is a graduate of Widener University and is an active member of the community, volunteering for several organizations including Coastal Habitat for Humanity and is Past President of the Spring Lake Rotary and Past Treasurer and Director of Monmouth Ocean Development Council “MODC”.

About Magyar Bank
Magyar Bank, headquartered in New Brunswick, New Jersey, is the principal subsidiary of Magyar Bancorp (NASDAQ: MGYR), and is a $665 million asset community bank. Magyar Bank has been serving families and businesses in Central New Jersey since 1922 with a complete line of financial products and services, and today Magyar operates branch locations in Branchburg, Bridgewater, Edison, New Brunswick, North Brunswick and South Brunswick. Visit Magyar online at www.magbank.com

Contact: John Reissner, 732.342.7600

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